EXHIBIT 10.11
                                CHANGE OF CONTROL
                              EMPLOYMENT AGREEMENT

         AGREEMENT between Hi-Lo Automotive, Inc., a Delaware corporation (the "Company"), and Daniel T. Bucaro, residing at 6603 Carrington Court, Sugarland, Texas 77479 (the "Executive"), dated as of the 14th day of May, 1996.

                                   WITNESSETH:

         WHEREAS, the Executive is a principal officer of the Company and an integral part of its management; and

         WHEREAS, the Company recognizes that even the possibility of a change of control and the uncertainty and questions which it may raise may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders during a critical time; and

         WHEREAS, the Company considers it in the best interest of the Company and its shareholders that the Executive be encouraged to remain with the Company in the event of any actual or threatened change of control of the Company; and

         WHEREAS, the Company's Board of Directors (the "Board") has determined that appropriate steps should be taken now to reinforce and encourage members of the Company's management;

         NOW, THEREFORE, in consideration of the above premises and mutual agreements herein set forth and the services performed and to be performed by the Executive for the Company, the parties agree as follows:

         1.       OPERATION OF AGREEMENT.

         This Agreement shall be effective without any action by any party upon the first date on which a Change of Control ( as defined in Article 2) has occurred; PROVIDED, HOWEVER, that at the option of the Company this Agreement may be terminated on the first anniversary of written notice of termination given to the Executive by the Board prior to the Agreement's Effective Date.

         2.       DEFINITIONS.

                  CAUSE. For purposes of this Agreement "Cause" shall mean termination resulting from (i) acts of dishonesty by the Executive constituting a felony and resulting or intended to result directly or indirectly in gain or personal enrichment to the Executive at the expense of the Company or (ii) willful and continued failure by Executive to substantially perform his duties with the Company (other than any such failure resulting from Disability (as defined herein)) after a demand in writing for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties, and such failure to perform the Executive's duties results in demonstrably material injury to the Company.

                  CHANGE OF CONTROL. For the purpose of this Agreement, a "Change of Control" shall occur if (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases

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         or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the 1934 Act, (other than Saratoga Partners, L.P., Lexington Partners II, L.P., Dillon, Read & Co. Inc., or any of their respective affiliates) acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of capital stock of the Company, or (v) as a result of or in connection with any cash tender or exchange offer, merger or other business combination, sales of assets or a contested election for the board of directors, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before such Transaction shall cease to constitute a majority of the Board.

                  EFFECTIVE DATE. For purposes of this Agreement " Effective Date" shall mean the first date on which a Change of Control has occurred.

                  DISABILITY. For purposes of this Agreement, "Disability" shall mean that the Executive is unable to perform the essential functions of the job for which the Executive is being employed hereunder, with or without reasonable accommodation, by reason of his illness, accident or other cause, including mental disability, for a period of six consecutive calendar months, or an aggregate of nine months during any continuous twelve-month period.

                  GOOD REASON. For purposes of this Agreement, "Good Reason" shall mean:

                                    (i) A determination by the Executive made in
                           good faith that his primary management functions, duties or responsibilities have been diminished in any material respect and the situation is not remedied within 30 days after receipt by the Company of written notice from the Executive of such determination;

                                    (ii) Any requirement that the Executive
                           relocate his principal office outside of Harris County, Texas;

                                    (iii) Any modification to the rights to
                           indemnification or director and officer liability insurance under which the Executive is covered immediately prior to the Effective Date which reduces the benefits available to the Executive under such indemnification or insurance; or

                                    (iv) A breach by the Company of any
                           provision of this Agreement not embraced within the foregoing clause (i), (ii) or (iii) which is not remedied within 30 days after receipt by the Company of written notice from the Executive.

         3. EMPLOYMENT PERIOD. Unless terminated pursuant to Section 6, the Company hereby agrees to continue the Executive in its employ for the period commencing on the Effective Date and ending on the second anniversary of such date (the "Employment Period"). Unless terminated pursuant to Section 6, the Executive agrees to remain in the employ of the Company until such time as the Executive gives the Company at least 30 days written notice of the Executive's intent to voluntarily terminate employment.

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         4.       POSITION AND DUTIES.

                  (a) During the Employment Period, the Executive shall continue to serve as a principal officer of the Company with office, title and primary management functions, duties, and responsibilities, substantially similar to those held and performed during the 90-day period immediately preceding the Effective Date provided that any change in such functions, duties and responsibilities which results solely from the Company no longer being a reporting company under the Federal securities laws or the Company being a subsidiary of another company shall not be considered a change in functions, duties or responsibilities for any purpose under this Agreement.

                  (b) During the Employment Period, the Executive shall devote the Executive's full time and efforts during normal business hours to the business and affairs of the Company except for reasonable vacations and except for illness or incapacity, but nothing in this Agreement shall preclude the Executive from (i) devoting reasonable periods required for serving as a director or member of a committee of any organization involving no conflict of interest with the interests of the Company, and (ii) engaging in charitable and community activities and professional organizations, provided that such activities do not materially interfere with the regular performance of his duties and responsibilities under this Agreement.

                  (c) Executive shall have as his principal office and shall perform his duties hereunder primarily at the Company's headquarters at 2575 West Bellfort Street, Houston, Texas 77054 or at such other location as the Board shall direct within Harris County, Texas.

         5.       COMPENSATION.

                  (a) BASE SALARY. During the Employment Period, the Executive shall receive a base salary ("Base Salary") equal to the average of the Executive's monthly salary during the three full months immediately preceding the Effective Date multiplied by twelve. The Base Salary shall not be reduced after the Effective Date. The Base Salary will be paid in equal semi-monthly installments.

                  (b) OTHER NON-SALARY BENEFITS. During the Employment Period, the Executive shall be entitled to participate in all bonus, incentive, savings and retirement plans, policies and programs applicable generally to other peer executives of the Company and its affiliated companies, but in no event shall such plans, policies and programs provide the Executive with incentive opportunities, savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than those provided by the Company and its affiliated companies for the Executive under such plans, policies and programs as in effect at any time during the 90-day period immediately preceding the Effective Date or if more favorable to the Executive, those provided generally at any time after the Executive Date to other peer executives of the Company and its affiliated companies. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, policies and programs provided by the Company and its affiliated companies (including to the extent they exist and without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its affiliated companies, but in no event shall such plans, policies and programs provide the Executive with benefits which are less favorable, in the aggregate, than such plans, practices, policies and programs in effect for the Executive at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, those provided

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         generally at any time after the Effective Date to other peer executives of the Company and its affiliated companies. During the Employment Period, the Executive shall be entitled to perquisites, including, without limitation, an office, secretarial and clerical staff, and to fringe benefits, including, without limitation, the payment of allowances for, and reimbursement of, automobile expenses, and cellular telephone charges, in each case at least equal to those attached to his office immediately prior to the Effective Date.

                  (c) VACATION. The Executive shall be entitled to receive such paid vacation time each year during the term of this Agreement as is consistent with the vacation policy of the Company for Executive's position. Such vacation shall be taken at a time convenient to the Company. Any vacation time to which the Executive is entitled in accordance with the foregoing that is not taken by the Executive in any year during the Employment Period shall not be cumulative, and the Executive shall not receive any cash or noncash benefit in lieu of vacation time not taken by the Executive except that Executive shall be entitled to receive cash in lieu of any unused vacation time applicable for the year in which any termination of employment occurs.

                  (d) EXPENSES. Upon submission of proper vouchers, the Company will pay or reimburse the Executive for reasonable transportation, hotel, travel and related expenses incurred by the Executive on business trips away from the Executive's principal office, and for other business and entertainment expenses reasonably incurred by the Executive in connection with the business of the Company and its subsidiaries during the Employment Period, all subject to such limitations as may from time to time be prescribed by the Board.

                  (e) INDEMNITY. The Executive shall be entitled to and shall be provided the benefits of indemnification and director and officer liability insurance on the same basis as in effect immediately preceding the Effective Date, or if more favorable to the Executive, as in effect at anytime thereafter with respect to other officers of similar position and responsibility.

         6.       TERMINATION.

                  (a) DEATH OR DISABILITY. Executive's employment shall terminate automatically upon the Executive's death. The Company may terminate Executive's employment upon Executive's Disability, by giving to the Executive written notice of its intention to terminate the Executive's employment. The Company shall have the right to terminate the Executive's employment effective as of the applicable date of his Disability.

                  (b) CAUSE. The Company may terminate the Executive's employment for "Cause" upon written notice as required herein. Executive's employment shall in no event be considered to have been terminated by the Company for Cause if such termination took place as the result of (i) bad judgment or negligence, or (ii) any act or omission without intent of gaining therefrom directly or indirectly a profit to which the Executive was not legally entitled, or (iii) any act or omission believed by the Executive in good faith to have been in or not opposed to the interest of the Company, or (iv) any act or omission in respect of which a determination is made that the Executive met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under the by-laws of the Company or the laws of the State of Delaware or the directors and officers liability insurance of the Company, in each case as in effect at the time of such act or omission. The Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative
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         vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board, the Executive was guilty of conduct contained in the definition of Cause and specifying the particulars thereof in detail.

                  (c) GOOD REASON. The Executive's employment may be terminated by the Executive at any time for Good Reason. Executive's employment shall in no event be considered to have been terminated by Executive for Good Reason if such termination by the Executive took place as a result of changes in the Executive's functions, duties and responsibilities resulting solely from the Company no longer being a reporting company under the Federal securities laws or the Company being a subsidiary of another company.

                  (d) VOLUNTARY TERMINATION AFTER ONE YEAR. The Executive's employment may be terminated by the Executive at any time after the first anniversary of the Effective Date.

                  (e) NOTICE OF TERMINATION. Any termination of the Executive's employment by the Company for Cause or due to Disability or by the Executive for Good Reason or otherwise shall be communicated by Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, if applicable, and (iii) if the termination date is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 15 days after the giving of such notice).

                  (f) DATE OF TERMINATION. If the Executive's employment is terminated for any reason, whether pursuant to the terms of this Agreement or otherwise, the date set forth in the notice of termination as the termination date of the Executive's employment shall be deemed the "Date of Termination."

         7.       COMPENSATION UPON TERMINATION OR DURING DISABILITY.

                  (a) DURING DISABILITY. During any period that Executive is unable to perform his duties hereunder during the Employment Period as a result of incapacity due to physical or mental illness or injury, the Company shall continue to pay to the Executive his full Base Salary and other benefits as in effect immediately prior to such physical or mental illness or injury until Executive's employment is terminated.

                  (b) DEATH; DISABILITY. If during the Employment Period the Executive's employment is terminated by reason of death or Disability, the Company shall (x) pay to the Executive or his estate a lump sum payment (made within 10 days after the Date of Termination) equal to the Executive's Base Salary divided by twelve multiplied by the number of full or partial months remaining in the Employment Period, (y) provide the medical insurance benefits contemplated by Section 5(b) for one year from the Date of Termination or through the end of the Employment Period whichever is longer and (z) make available medical benefits equivalent to those required to be provided under "COBRA" for a period of eighteen months after the expiration of the Company's obligations under clause (y) above.

                  (c) CAUSE; VOLUNTARY TERMINATION PRIOR TO ONE YEAR. If the Executive's employment shall be terminated either (i) for Cause by the Company or (ii) by the Executive voluntarily prior to the first

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         anniversary of the Effective Date other than for Good Reason, the
         Company shall pay the Executive's full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and shall have no further obligations to the Executive under this Agreement.

                  (d) GOOD REASON; VOLUNTARY TERMINATION AFTER ONE YEAR; OTHER THAN FOR CAUSE. If, during the Employment Period, (i) the Company shall terminate the Executive's employment other than for Cause, death or Disability, (ii) the employment of the Executive shall be terminated by the Executive for Good Reason or (iii) the Executive shall terminate his employment after the first anniversary date of the Effective Date for any reason or no reason, the Company shall (x) pay to the Executive as severance pay hereunder and in lieu of any other amounts due hereunder a lump sum payment (made within 10 days after the Date of Termination) equal to two times the Executive's then current Base Salary, (y) provide the medical insurance benefits contemplated by
         Section 5(b) for one year from the Date of Termination or through the end of the Employment Period whichever is longer and (z) make available to the Executive medical benefits equivalent to those required to be provided under "COBRA" for a period of eighteen months after the expiration of the Company's obligations under clause (y) above.

                  (e) PAYMENT LIMITATION. Notwithstanding anything to the contrary in this Agreement, the payments and benefits otherwise provided by this Agreement shall be reduced if and to the extent that such payments and benefits, when added to any payments and benefits provided by the Company other than under this Agreement, would result in any such payments being nondeductible to the Company or would subject Executive to an excise tax pursuant to the golden parachute payment provisions of Section 280G or Section 4999 of the Internal Revenue Code of 1986, as amended. Any reduction of payments and benefits under this Agreement resulting from the foregoing limitations shall be applied to the payments and benefits due to be otherwise provided to Executive latest in time.


         8. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any other agreements with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any or program of the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan or program.

         9.       EXECUTIVE OBLIGATIONS.

                  (a) For the Employment Period the Executive will not do or say anything that reasonably may be expected to have the effect of diminishing or impairing the goodwill and good reputation of the Company and its officers, directors and products nor will the Executive intentionally disparage or injure the reputation of the Company by making any material negative statements about the Company's methods of doing business, the effectiveness of its business policies and the quality of its products or personnel.

                  (b) The Executive agrees to keep the terms of this Agreement in strict confidence, except that the Executive may disclose the terms of this Agreement to family members and professional advisors who understand the confidentiality of such terms.

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                  (c) The Executive hereby agrees that during the Executive's employment by the Company and for a period of twenty-four months following termination of the Executive's employment during the Employment Period either (i) by the Company other than for Cause, death or Disability or (ii) by the Executive for Good Reason or after the first anniversary date of the Effective Date for any reason or no reason, the Executive shall not act in any manner or capacity, directly or indirectly, in any individual or representative capacity, whether as principal, agent, partner, officer, director, employee, joint venturer, member of any business entity, consultant, advisor or investor (except that the Executive shall have the right hereunder to own up to 2% of one or more public companies having a class of equity securities registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) or otherwise, in or for any business entity or enterprise which competes with the Company in any geographic area served by the Company at the time of the Executive's termination and engages as its primary line of business in the sale of automotive parts or accessories to retail customers or to commercial auto repair outlets (the "Business");

                  (d) The Executive hereby agrees that during the Executive's employment by the Company and for a period of twenty-four months following the termination of the Executive's employment, the Executive shall not:

                           (i) without the prior written consent of the Company,
                  divulge, disclose or make accessible to any other person, firm, partnership or company or other entity any Confidential Information which shall not include information known generally or available to the public or of information not considered confidential by persons engaged in the business conducted by the Company or from disclosure required by law or court order pertaining to the Business except (x) while employed by the Company in the Business and for the benefit of the Company or (y) when required to do so by a court of competent jurisdiction, by any governmental agency, or by any administrative body or legislative body (including a committee thereof) with purported or apparent jurisdiction to order the Executive to divulge, disclose or make accessible such information.

                           (ii) without the prior written consent of the Company
                  solicit or hire away any person who is then an employee of the Company and was an employee of the Company at any time after the Effective Date and prior to termination of the Executive's employment.

                  (e) The Executive also agrees that upon leaving the Company's employ he will not take with him, without the prior written consent of an officer authorized to act in the matter by the Board, any drawing, blueprint, business strategies, budgets, projections, nonpublic financial information, manuals, policies or other document of the Company, its subsidiaries, affiliates and divisions.

                  (f) If the scope of any restriction contained in Section 9(c) or (d) hereof is too broad to permit enforcement of such restriction to its full extent, then such restriction shall be enforced to the maximum extent permitted by law, and the Executive hereby consents and agrees that such scope may be judicially modified accordingly in any proceedings brought to enforce such restrictions.

                  (g) The Executive acknowledges and agrees that the Company's remedy at law for any breach of the Executive's obligations under this
         Section 9 (other than Section 9(c)) may be inadequate, and agrees and consents that temporary and/or permanent injunctive relief may be granted in any proceeding which may be brought to enforce any provision hereof (other than Section 9(c)), without the necessity of proof of actual
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         damage. In the event of any breach of the provisions of Section 9(c)
         hereof, as liquidated damages and in lieu of any other damages, payments to or actions by the Company, the Executive shall pay to the Company an amount equal to the product of (i) any lump sum payment made to Executive under this Agreement divided by twenty-four multiplied by
         (ii) twenty-four minus the number of months (including as a whole month any portion thereof) since the Executive's Date of Termination.

         10. REVIEW BY COUNSEL. The Executive has had sufficient time and the opportunity, whether or not exercised, to have this Agreement reviewed by counsel of the Executive's choosing and to be advised as to the Executive's rights and obligations hereunder.

         11.      SUCCESSORS.

                  (a) This Agreement shall not be assignable by either party without the consent of the other party.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors.

                  (c) In the event of a Change of Control of the Company, any successor shall, by an agreement in form and substance satisfactory to the Executive, expressly assume and agree to perform this Agreement.

         12.      MISCELLANEOUS.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (b) Executive shall not be required to mitigate the amount of any payment or benefit provided for herein by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for herein be reduced by any compensation earned by you as a result of employment by another employer after the Date of Termination, or otherwise.

                  (c) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by overnight courier or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  IF TO THE EXECUTIVE:               Daniel T. Bucaro
                              6603 Carrington Court
                             Sugarland, Texas 77479

                  IF TO THE COMPANY:                 Hi-Lo Automotive, Inc.
                                                     2575 West Bellfort Street
                              Houston, Texas 77054
                              Attention: President

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         or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                  (d) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (e) The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (f) This Agreement contains the entire understanding of the Company and the Executive with respect to the subject matter hereof.

                  (g) Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Houston, Texas in accordance with the rules of the American Arbitration Association then in effect; provided that all arbitration expenses shall be borne by the Company. Notwithstanding the pendency of any dispute or controversy concerning termination or the effects thereof, the Company will continue to pay Executive semi-monthly the full compensation in effect immediately before any Notice of Termination giving rise to the dispute was given (including, but not limited to, Base Salary and bonus or incentive pay) and continue Executive as a participant in all compensation, benefit and insurance plans in which the Executive was then participating, until the dispute is finally resolved. Amounts paid under this paragraph are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement except as otherwise determined by the arbitrator based upon the facts and circumstances giving rise to the arbitration. Judgment may be entered on the arbitrators' award in any court having jurisdiction; PROVIDED, HOWEVER, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

                  (h) The Executive and the Company acknowledge that this Agreement shall have no force and effect, and is no intended to alter in any way the current relationship of the Executive and the Company, prior to the Effective Date. This Agreement shall terminate and there shall be no further rights or liabilities hereunder upon a termination of the Executive's employment prior to the Effective Date.

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                             Hi-Lo Automotive, Inc.


                            By:       /S/ K. GRANT HUTCHINS
                                     Name:  K. Grant Hutchins
                                     Title:  Vice President and General Counsel



                              /S/ DANIEL T. BUCARO
                                Daniel T. Bucaro

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